UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

On May 25, 2005, Avanex Corporation (the “Company”) entered into an offer letter with Yves LeMaitre, the Company’s Vice President and General Manager, Components Business Unit. Pursuant to the offer letter, Mr. LeMaitre will be paid an annual base salary of $225,000 and will be eligible to participate in the Company’s Executive Bonus Plan. In addition, upon the approval of the Compensation Committee of the Board of Directors of the Company, Mr. LeMaitre was granted an option to purchase 320,000 shares of the Company’s Common Stock at an exercise price of $1.03. One fourth of the shares subject to the option shall vest one year after the commencement of Mr. LeMaitre’s employment with the Company, and 1/48th of the shares subject to the option shall vest monthly thereafter, so that the option shall be fully vested four years from the date of commencement of employment. The vesting of the shares subject to the option may be accelerated in specified circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ RICHARD C. YONKER
Richard C. Yonker Chief Financial Officer

Date: June 17, 2005

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